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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 8, 1996

                               MCN CORPORATION
            (Exact name of registrant as specified in its charter)

       MICHIGAN                      1-10070               38-2820658
State of Incorporation          (Commission File        (I.R.S. Employer
                                      Number)          Identification No.)

 500 GRISWOLD STREET, DETROIT, MICHIGAN                        48226
(Address of principal executive offices)                     (Zip Code)


             Registrant's telephone number, including area code:
                                (313) 256-5500
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ITEM 5. OTHER EVENTS

On April 8, 1996 MCN Corporation issued the following press release;

         MCN CORPORATION EVALUATES POTENTIAL DIVESTITURE OF THE GENIX
                               GROUP SUBSIDIARY


Detroit, April 8, 1996 - MCN Corporation (NYSE:MCN) today announced that it is evaluating the potential sale of its computer services subsidiary, The Genix Group, Inc. (Genix), a leading provider of computer outsourcing services in the United States. MCN has retained the New York firm of Smith Barney Inc. as financial advisor in the evaluation.

Alfred R. Glancy III, MCN Chairman, President and Chief Executive Officer, said "Genix has enjoyed significant growth in revenues and operating income over the past several years. However, as we continue to pursue our focused strategy of investing in energy-related projects, we must evaluate the value and strategic fit of our investment in the computer services business. For MCN, a possible sale of Genix will unlock its full value, thereby enhancing shareholder value."

As a result of its outstanding reputation as a provider of fairly-priced, high quality outsourcing services, Genix continued its growth in 1995 achieving record levels of revenues and operating income. Since 1990, revenue has increased 150% reaching $105 million in 1995. In addition, operating income reached $8 million in 1995.

Through its operating facilities in Dearborn, Michigan; Pittsburgh, Pennsylvania; Charlotte, North Carolina and London, England, Genix serves in excess of 100 customers from various industries and organizations, many of which are Fortune 500 companies.

MCN is pursuing growth opportunities in the energy industry including gas and oil exploration and production, gas marketing, gas gathering and processing and power generation projects. Since 1992, assets have nearly doubled and its Diversified Energy group contributed 22% of MCN's total earnings in 1995. The potential sale of its computer services subsidiary is consistent with its strategic focus to invest in energy-related projects. Proceeds from the potential sale of Genix would partially fund MCN's capital expenditures which may reach $850 million in 1996.

MCN Corporation is a $2.9 billion (assets) diversified natural gas holding company with gas markets and investments throughout North America. Its principal subsidiaries are Michigan Consolidated Gas Company (MichCon), a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan, and MCN Investment Company (MCNIC). MCNIC owns subsidiaries involved in exploration and production, gas marketing, cogeneration, gas storage, gathering and processing; and The Genix Group.

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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MCN CORPORATION

                                        By /s/ Sebastian Coppola
                                           ------------------------------
                                           Sebastian Coppola
                                           Vice President and Treasurer


Date: April 8, 1996